Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-160276, 333-176447, 333-213413 and 333-220389) of Kewaunee Scientific Corporation of our report dated July 1, 2022, with respect to the consolidated financial statements of Kewaunee Scientific Corporation, included in this Annual Report on Form 10-K for the year ended April 30, 2022. /s/ FORVIS, LLP (Formerly, Dixon Hughes Goodman LLP) Charlotte, North Carolina July 1, 2022